Exhibit 99.1
Airvana Reports Second Quarter 2009 Financial Results
Growth in Mobile Data Traffic Drives 44 Percent Increase in Billings
CHELMSFORD, Mass., July 30, 2009 — Airvana, Inc. (NASDAQ: AIRV), a leading provider of mobile broadband network infrastructure products, today reported financial results for the quarter ended June 28, 2009. Airvana presents both GAAP and non-GAAP financial metrics below because management believes that the combination provides a more complete understanding of the company’s operating performance.
GAAP Financial Highlights
•	Revenue: Total revenue for the second quarter of 2009 was $4.9 million, compared with $59.0 million for the second quarter of 2008. For the first six months of 2009, revenue was $14.1 million, compared with $66.7 million for the first six months of 2008.
•	Net Loss/Income: Net loss for the second quarter of 2009 was $14.0 million, compared with net income of $20.6 million for the second quarter of 2008. For the first six months of 2009, net loss was $21.2 million, compared with net income of $8.9 million for the first six months of 2008.
Non-GAAP Financial Highlights
•	Product and Service Billings (“Billings”): Billings for the second quarter of 2009 were $37.9 million, compared with $26.3 million for the second quarter of 2008. For the first six months of 2009, including $14.6 million of pre-bankruptcy filing outstanding invoices to Nortel Networks Inc. (“Nortel”), Billings were $72.1 million, compared with Billings of $64.1 million for the first six months of 2008. As previously reported, Airvana recorded Billings of $34.2 million for the first quarter of 2009, which included $14.6 million in invoices for sales to Nortel prior to Nortel’s Chapter 11 bankruptcy protection filing on January 14, 2009. Collection of a total of $36.4 million of pre-bankruptcy filing outstanding invoices is subject to Nortel’s bankruptcy proceedings. As a result, Airvana has excluded this amount from its deferred revenue and Billings for the fourth quarter of 2008 and the first quarter of 2009. Airvana will continue to account for Nortel receivables as of the date of Nortel’s bankruptcy filing on a cash basis, if and when collected.
•	Operating Profit (Loss) on Billings: Operating profit on Billings for the second quarter of 2009 was $8.0 million, compared with operating loss on Billings of $1.0 million for the second quarter of 2008. For the first six months of 2009, including the $14.6 million of pre-bankruptcy filing outstanding invoices to Nortel, Airvana’s operating profit on Billings would have been $14.1 million, compared with operating profit of $9.4 million for the first six months of 2008.

A description of Airvana’s revenue-recognition policy is contained in its quarterly report on Form 10-Q and annual report on Form 10-K, each filed with the Securities and Exchange Commission. A description and a reconciliation of the company’s non-GAAP financial measures are included in this press release.
Comments on the Second Quarter
“Airvana’s second quarter results exceeded our expectations as Billings grew 44 percent year-over-year,” said President and Chief Executive Officer Randy Battat. “Both our EV-DO and fixed-mobile convergence (“FMC”) product lines continued to perform well, and the business continued to generate solid profitability and healthy levels of operating cash flow. This enabled us to repurchase an additional $3.7 million of our common stock during the quarter while adding $12.6 million in cash and investments to our balance sheet, raising our total cash and investments to $211.0 million.”
“Our Billings in the second quarter reflected a significant increase in EV-DO product shipments,” Battat said. “Driven in large part by the popularity of smart phones, PDAs and other devices, mobile data traffic at major operators continues to be the fastest-growing segment of the telecommunications market. This is generating strong demand for Airvana’s EV-DO products as operators strengthen and expand their 3G networks. The growth in second quarter Billings reflected new coverage deployments and expansion of existing deployments — particularly in the North American market — as well as growing demand for our radio network controllers and new channel cards for second and even third EV-DO carriers as operators expand the capacity of their existing EV-DO networks.”
“Airvana made significant strides in FMC product and partnership development in the second quarter,” said Battat. “FMC Billings growth in the second quarter reflected shipments of prototype and trial equipment to operators with active femtocell programs worldwide, as well as engineering services to develop femtocell features requested by key operators.”
Stock Buyback
Airvana repurchased approximately 662,000 shares of its common stock during the second quarter of 2009 for approximately $3.7 million, completing the initial $20 million stock repurchase plan announced in the third quarter of 2008 and initiating repurchases under the second $20 million stock repurchase plan authorized in the first quarter of 2009. As of June 28, 2009, Airvana had repurchased an aggregate of 4.3 million shares of its common stock, and had authority for $17.8 million remaining under the second repurchase plan.

Nortel Plan of Reorganization
Since Nortel’s Chapter 11 bankruptcy filing, Airvana and Nortel have continued to deliver products and services to Nortel’s CDMA EV-DO wireless operators under the terms of Nortel’s existing agreement with Airvana. Airvana has continued to work closely with Nortel to ensure the consistent delivery of its current and planned products and services to wireless operators worldwide. In addition, Airvana has been collecting receivables from Nortel in the ordinary course of business related to products and services purchased subsequent to the bankruptcy filing. On July 24, 2009, Telefon AB L.M. Ericsson (“Ericsson”), a global wireless network infrastructure provider based in Sweden, won an auction for Nortel’s CDMA business. The sale was approved by the bankruptcy courts on July 28, 2009.
“From Airvana’s perspective and for Nortel’s customers, Ericsson’s proposed purchase of Nortel’s CDMA business marks a successful conclusion to the auction process,” said Battat. “Ericsson will bring technology excellence and experience providing support for networks with more than one billion subscribers worldwide to the growing CDMA market. We look forward to working with Ericsson to satisfy operators’ future CDMA infrastructure requirements and serving existing Nortel customers as well as new customers with a robust pipeline of EV-DO products and services.”
Business and Financial Outlook
“Airvana’s business is growing as we begin the second half of 2009,” Battat said. “Consistent with our previous comments, looking ahead to the next six months, we expect Billings to increase sequentially from the first half of 2009. Operators are reporting continued growth in mobile data subscribers, devices and traffic, which we expect to fuel further growth in EV-DO shipments. We expect to release our latest major software upgrade as well as additional EV-DO software releases and products in the second half of 2009 that will provide operators with the advanced features and functionalities required to support new 3G mobile applications for consumers and businesses.”
“The outlook for our FMC product line is also encouraging,” said Battat. “Our proprietary femtocell technology uniquely positions us to provide operators worldwide with the customized femtocell features they need for their target markets and applications. Operators have come to recognize the potential of femtocells to solve 3G network coverage problems, lower total network capital and operating costs and, through femto zone services, generate new mobile data revenue streams. We expect to see additional femtocell trials during the second half of 2009. We have signed contracts and a solid pipeline for volume deployments in 2010.
he timing of the completion of Ericsson’s acquisition of Nortel’s CDMA business, expected in September/October 2009, may impact the timing of Airvana’s billings and GAAP revenue between the third and fourth quarters of 2009. Airvana expects billings in the second half of 2009 to be higher than the first half of 2009, and billings for the full year 2009 to be higher than the full year 2008.
For the second half of 2009, Airvana expects Billings in the range of $80 million to $85 million, compared with $72.1 million for the first half of 2009 and $82.8 million in the second half of 2008.
Conference Call Details
Airvana will host a conference call today at 8:30 a.m. (ET) to discuss its financial results, highlights of the quarter, business strategy and financial outlook. The conference call and accompanying slide presentation will be webcast live on the Internet and can be accessed on the Investor Relations section of Airvana’s website (www.airvana.com). The conference call can also be accessed by dialing (877) 407-5790 or (201) 689-8328. A replay of the webcast will be archived on Airvana’s website.

Non-GAAP Financial Measures
To supplement Airvana’s condensed consolidated financial statements presented on a GAAP basis, Airvana uses non-GAAP Billings measures of operating results, gross profit on Billings and operating profit on Billings, which include changes in deferred revenue and deferred costs in a period. These non-GAAP financial measures are presented with the intent of providing both management and investors with a more complete understanding of Airvana’s underlying operating performance and trends. Airvana believes that these non-GAAP financial measures enhance the overall understanding of its past financial performance and also its prospects for the future. These non-GAAP measures provide an indication of Airvana’s financial results based upon sales activity in the period and are considered by management for the purpose of making operational decisions. In addition, these non-GAAP measures are the primary indicators that management uses as a basis for Airvana’s planning and forecasting of future periods.
Management uses the following non-GAAP measures (detailed in Exhibits 1, 3 and 4) as a supplement to GAAP revenue and cash flow from operations in evaluating Airvana’s performance:
•	Product and Service Billings (“Billings”) reflects the amount invoiced for products and services in a period and equals GAAP revenue plus the change in deferred revenue in the period.
•	Costs Related to Billings reflects the cost directly attributable to Billings in a period and equals GAAP cost of revenue plus the change in deferred cost in the period.
•	Gross Profit on Billings reflects Billings less costs related to Billings in the period.
•	Operating Profit on Billings reflects Gross Profit on Billings less GAAP operating expenses in the period.
Management believes investors may find these measures useful for understanding Airvana’s operations, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP. Exhibits 1, 2, 3 and 4 reconcile all non-GAAP metrics to the corresponding financial statement items as determined in accordance with GAAP for all periods presented.
About Airvana, Inc.
Airvana helps operators transform the mobile experience for users worldwide. The company’s high-performance technology and products, from comprehensive femtocell solutions to core mobile network infrastructure, enable operators to deliver compelling and consistent broadband services to mobile subscribers, wherever they are. Airvana’s products are deployed in 70 commercial networks on six continents. The company is headquartered in Chelmsford, Mass., USA, with offices worldwide. For more information, please visit www.airvana.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Airvana, including without limitation, expectations related to its development of femtocell alliances, its shipments during future periods, its invoiced amounts, billings and revenue for future periods, its relationship with Nortel and its potential relationship with Telefon AB L.M. Ericsson as successor owner of Nortel’s CDMA business, its ability to collect receivables and invoiced amounts from Nortel and the Nortel bankruptcy filing constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain the words “believes,” “anticipates,” “plans,” “expects,” “will,” “continue” and similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including without limitation Nortel’s ability to reorganize successfully, Airvana’s ability to secure court approval for payment of its receivables from Nortel, Airvana’s ability to maintain its relationship with Nortel, the timing and rate of femtocell market acceptance and growth, operator femtocell deployment plans, the highly competitive and rapidly evolving market in which Airvana competes, Airvana’s limited operating history, the fluctuation of its past operating results and its reliance on sales through Nortel for a significant portion of its revenues and product and service Billings and other factors discussed in Airvana’s filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Airvana’s views as of the date of this press release. Airvana anticipates that subsequent events and developments may cause its views to change. While Airvana may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airvana’s views as of any date subsequent to the date of this press release.
Investor contact:
David Reichman
Sharon Merrill Associates
617-542-5300
AIRV@InvestorRelations.com

Airvana, Inc.
GAAP Consolidated Statements of Operations
Comparative Financial Results
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 28,	June 29,	June 28,
	2008	2009	2008	2009
Revenue:
Product	$54,784	$1,717	$60,317	$8,276
Service	4,235	3,163	6,340	5,867

Total revenue	59,019	4,880	66,657	14,143

Cost of revenue:
Product	1,314	524	1,434	868
Service	2,013	2,878	3,806	5,081

Total cost of revenue	3,327	3,402	5,240	5,949

Gross profit	55,692	1,478	61,417	8,194
Gross margin	94%	30%	92%	58%

Operating expenses:
Research and development	18,091	18,092	37,350	35,759
Selling and marketing	3,825	4,324	7,403	8,100
General and administrative	2,321	2,370	4,394	4,873

Total operating expenses	24,237	24,786	49,147	48,732

Operating income (loss)	31,455	(23,308)	12,270	(40,538)
Interest income, net	1,792	1,542	4,377	2,666

Income (loss) before income tax expense	33,247	(21,766)	16,647	(37,872)

Income tax expense (benefit)	12,684	(7,733)	7,758	(16,636)

Net income (loss)	$20,563	$(14,033)	$8,889	$(21,236)

Net income (loss) per common share:
Basic	$0.32	$(0.23)	$0.14	$(0.34)

Diluted	$0.29	$(0.23)	$0.13	$(0.34)

Weighted average common shares outstanding:
Basic	64,601	62,230	64,248	62,455

Diluted	70,763	62,230	70,398	62,455

Exhibit 1
Airvana, Inc.
GAAP to Non-GAAP Product and Service Billings Reconciliation
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 29, 2008			Three Months Ended June 28, 2009
		Deferral	Adjusted GAAP		Deferral	Adjusted GAAP	Pro Forma Nortel	Pro Forma
	GAAP	Adjustments	Results	GAAP	Adjustments	Results	Adjustments (1)	Results (1)

Revenue	$59,019	$(32,740)	$26,279	$4,880	$33,061	$37,941	$—	$37,941
Cost of revenue	3,327	(297)	3,030	3,402	1,798	5,200	—	5,200

Gross profit	55,692	(32,443)	23,249	1,478	31,263	32,741	—	32,741
Gross margin	94%		88%	30%		86%		86%
Operating expenses	24,237	—	24,237	24,786	—	24,786	—	24,786

Operating income (loss) from operations	31,455	(32,443)	(988)	(23,308)	31,263	7,955	—	7,955
Operating margin	53%		-4%	-478%		21%		21%
Stock-based compensation	1,179	—	1,179	1,442	—	1,442	—	1,442

Operating income (loss) excluding stock compensation	$32,634	$(32,443)	$191	$(21,866)	$31,263	$9,397	$—	$9,397
Operating margin excluding stock compensation	55%		1%	-448%		25%		25%

	Six Months Ended June 29, 2008			Six Months Ended June 28, 2009
		Deferral	Adjusted GAAP		Deferral	Adjusted GAAP	Pro Forma Nortel	Pro Forma
	GAAP	Adjustments	Results	GAAP	Adjustments	Results	Adjustments (1)	Results (1)

Revenue	$66,657	$(2,582)	$64,075	$14,143	$43,325	$57,468	$14,624	$72,092
Cost of revenue	5,240	304	5,544	5,949	3,279	9,228	—	9,228

Gross profit	61,417	(2,886)	58,531	8,194	40,046	48,240	14,624	62,864
Gross margin	92%		91%	58%		84%		87%
Operating expenses	49,147	—	49,147	48,732	—	48,732	—	48,732

Operating income (loss) from operations	12,270	(2,886)	9,384	(40,538)	40,046	(492)	14,624	14,132
Operating margin	18%		15%	-287%		-1%		20%
Stock-based compensation	2,264	—	2,264	2,813	—	2,813	—	2,813

Operating income (loss) excluding stock compensation	$14,534	$(2,886)	$11,648	$(37,725)	$40,046	$2,321	$14,624	$16,945
Operating margin excluding stock compensation	22%		18%	-267%		4%		24%

Note (1):	On January 14, 2009, Nortel filed for bankruptcy protection. For the six months ended June 28, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $14,624, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded this amount from deferred revenue and from accounts receivable as of June 28, 2009. These amounts will be accounted for on a cash basis if and when collected.

Airvana, Inc.
Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 28,	June 28,
	2008	2009
ASSETS

Current assets
Cash and cash equivalents	$30,425	$19,310
Investments	197,941	176,310
Accounts receivable	3,354	9,493
Deferred product cost	1,913	2,618
Prepaid taxes & deferred tax assets, net	2,168	18,080
Prepaid expenses and other current assets	2,758	4,495

Total current assets	238,559	230,306

Property and equipment	14,425	17,033
Less: accumulated depreciation and amortization	9,603	11,202

Property and equipment, net	4,822	5,831

Deferred product cost, long-term	1,300	3,874
Long-term investments	—	15,381
Prepaid taxes & deferred tax assets, net	956	4,042
Restricted investments	193	403
Goodwill and intangible assets, net	11,096	10,562
Other assets	410	421

Total assets	$257,336	$270,820

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$4,455	$2,746
Accrued expenses and other current liabilities	14,365	12,808
Accrued income taxes	1,897	614
Deferred revenue	61,310	99,500

Total current liabilities	82,027	115,668

Deferred revenue, long-term	5,550	10,685
Other liabilities	1,174	914
Accrued income taxes	5,703	5,950

Total long-term liabilities	12,427	17,549

Stockholders’ equity:
Common stock	63	62
Additional paid-in capital	186,824	182,782
Accumulated deficit	(24,005)	(45,241)

Total stockholders’ equity	162,882	137,603

Total liabilities and stockholders’ equity	$257,336	$270,820

Exhibit 2
Airvana, Inc.
2009 GAAP to Pro Forma Balance Sheet Reconciliation
(Amounts in thousands)
(Unaudited)

		Pro Forma	Pro Forma
	June 28,	Nortel	June 28,
	2009	Adjustments (1)	2009 (1)

ASSETS

Current assets
Cash and cash equivalents	$19,310	$—	$19,310
Investments	176,310	—	176,310
Accounts receivable	9,493	36,442	45,935
Deferred product cost	2,618	—	2,618
Prepaid taxes & deferred tax assets, net	18,080	—	18,080
Prepaid expenses and other current assets	4,495	—	4,495

Total current assets	230,306	36,442	266,748

Property and equipment	17,033	—	17,033
Less: accumulated depreciation and amortization	11,202	—	11,202

Property and equipment, net	5,831	—	5,831

Deferred product cost, long-term	3,874	—	3,874
Long-term investments	15,381	—	15,381
Deferred tax assets	4,042	—	4,042
Restricted investments	403	—	403
Goodwill and intangible assets, net	10,562	—	10,562
Other assets	421	—	421

Total assets	$270,820	$36,442	$307,262

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$2,746	$—	$2,746
Accrued expenses and other current liabilities	12,808	—	12,808
Accrued income taxes	614	—	614
Deferred revenue	99,500	36,332	135,832

Total current liabilities	115,668	36,332	152,000

Deferred revenue, long-term	10,685	—	10,685
Other liabilities	914	—	914
Accrued income taxes	5,950	—	5,950

Total long-term liabilities	17,549	—	17,549

Stockholders’ equity:
Common stock	62	—	62
Additional paid-in capital	182,782	—	182,782
Accumulated deficit	(45,241)	110	(45,131)

Total stockholders’ equity	137,603	110	137,713

Total liabilities and stockholders’ equity	$270,820	$36,442	$307,262

Note (1):	On January 14, 2009, Nortel filed for bankruptcy protection. As of June 28, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $36,442, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $110 from accumulated deficit, $36,332 from deferred revenue, and $36,442 from accounts receivable as of June 28, 2009. These amounts will be accounted for on a cash basis if and when collected.

Airvana, Inc.
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 28,	June 29,	June 28,
	2008	2009	2008	2009

Operating activities
Net income (loss)	$20,563	$(14,033)	$8,889	$(21,236)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	814	806	1,621	1,578
Amortization of intangible assets	267	267	534	534
Stock-based compensation	1,179	1,442	2,264	2,813
Deferred tax (expense) benefit	12,684	(417)	7,758	458
Excess tax benefit related to exercise of stock options	(1,497)	(504)	(1,497)	(900)
Amortization of investments	(1,149)	49	(2,410)	(472)
Amortization of leasehold incentive	(131)	(130)	(261)	(260)
Changes in operating assets and liabilities:
Accounts receivable	3,098	3,612	6,230	(6,139)
Deferred cost	297	(1,798)	(304)	(3,279)
Prepaid taxes	618	(7,936)	115	(18,556)
Prepaid expenses and other current assets	379	(1,795)	783	(1,737)
Accounts payable	(1,647)	511	(2,214)	(1,709)
Accrued expenses and other current liabilities	1,651	2,736	(1,911)	(1,552)
Accrued income taxes	(701)	296	(15,776)	(1,036)
Deferred revenue	(32,740)	33,061	(2,582)	43,325

Net cash provided by (used in) operating activities	3,685	16,167	1,239	(8,168)

Investing activities
Purchases of property and equipment	(455)	(811)	(1,033)	(2,587)
Purchase of investments	(68,803)	(77,163)	(175,793)	(139,068)
Maturities of investments	74,504	68,065	147,809	145,790
Restricted investments	—	—	—	(210)
Investments sold	—	—	16,631	—
Other assets	16	(5)	19	(11)

Net cash provided by (used in) investing activities	5,262	(9,914)	(12,367)	3,914

Financing activities
Payments on long-term debt	(94)	—	(112)	—
Payments of cash dividend	(5)	—	(50)	(5)
Purchase and retirement of treasury stock	—	(3,740)	—	(8,922)
Excess tax benefit related to exercise of stock options	1,497	504	1,497	900
Proceeds from exercise of stock options	670	541	1,486	1,166

Net cash provided by (used in) financing activities	2,068	(2,695)	2,821	(6,861)

Effect of exchange rates on cash and cash equivalents	59	—	72	—

Net increase (decrease) in cash and cash equivalents	11,074	3,558	(8,235)	(11,115)
Cash and cash equivalents at beginning of period	24,238	15,752	43,547	30,425

Cash and cash equivalents at end of period	$35,312	$19,310	$35,312	$19,310

Exhibit 3
Airvana, Inc.
Select Quarterly Financial Data — GAAP & non-GAAP Metrics
(Amounts in thousands)
(Unaudited)

	Three Months Ended
							Pro Forma Nortel	Pro Forma	Pro Forma Nortel	Pro Forma	Pro Forma Nortel	Pro Forma
	Mar 30,	Jun 29,	Sep 28,	Dec 28,	Mar 29,	Jun 28,	Adjustments	Dec 28,	Adjustments	Mar 29,	Adjustments	Jun 28,
	2008	2008	2008	2008	2009	2009	Dec 28, 2008 (1)	2008 (1)	Mar 29, 2009 (2)	2009 (2)	Jun 28, 2009 (3)	2009 (3)
GAAP Financial Metrics
Total revenue	$7,638	$59,019	$8,247	$63,269	$9,263	$4,880	$55	$63,324	$55	$9,318	$—	$4,880
Cost of revenue	1,913	3,327	2,652	3,570	2,547	3,402		3,570		2,547		3,402

Gross profit	5,725	55,692	5,595	59,699	6,716	1,478	55	59,754	55	6,771	—	1,478
Operating expenses	24,910	24,237	24,949	24,639	23,946	24,786		24,639		23,946		24,786

Operating (loss) profit	$(19,185)	$31,455	$(19,354)	$35,060	$(17,230)	$(23,308)	$55	$35,115	$55	$(17,175)	$—	$(23,308)

Net cash (used in) provided by operating activities	(2,446)	3,685	12,071	(741)	(24,335)	16,167	—	(741)	—	(24,335)	—	16,167
Cash, cash equivalents and investments	220,969	227,491	237,814	228,366	198,394	211,001	—	228,366	—	198,394	—	211,001
Accounts receivable	11,039	7,941	8,093	3,354	13,105	9,493	21,818	25,172	36,442	49,547	36,442	45,935
Days sales outstanding (a)	27	28	17	17	61	23	—	57	—	132	—	110
Deferred revenue — end of period	110,136	77,396	112,134	66,860	77,124	110,185	21,763	88,623	36,332	113,456	36,332	146,517
Deferred product cost — end of period	1,651	1,354	2,397	3,213	4,694	6,492	—	3,213	—	4,694	—	6,492

Reconciliation of GAAP and non-GAAP Metrics
Revenue (GAAP)	$7,638	$59,019	$8,247	$63,269	$9,263	$4,880	$55	$63,324	$55	$9,318	$—	$4,880
Less: deferred revenue from acquisition	—	—	—	—	—	—	—	—	—	—	—	—
Deferred revenue at end of period	110,136	77,396	112,134	66,860	77,124	110,185	21,763	88,623	36,332	113,456	36,332	146,517
Less: deferred revenue at beginning of period	(79,978)	(110,136)	(77,396)	(112,134)	(66,860)	(77,124)	—	(112,134)	(21,763)	(88,623)	(36,332)	(113,456)

Product and service billings, “Billings” (non-GAAP)	37,796	26,279	42,985	17,995	19,527	37,941	21,818	39,813	14,624	34,151	—	37,941

Cost of revenue (GAAP)	1,913	3,327	2,652	3,570	2,547	3,402	—	3,570	—	2,547	—	3,402
Deferred product cost at end of period	1,651	1,354	2,397	3,213	4,694	6,492	—	3,213	—	4,694	—	6,492
Less: deferred product cost at beginning of period	(1,050)	(1,651)	(1,354)	(2,397)	(3,213)	(4,694)	—	(2,397)	—	(3,213)	—	(4,694)

Cost related to Billings (non-GAAP)	2,514	3,030	3,695	4,386	4,028	5,200	—	4,386	—	4,028	—	5,200

Gross profit on Billings (non-GAAP) (b)	35,282	23,249	39,290	13,609	15,499	32,741	21,818	35,427	14,624	30,123	—	32,741
Gross margin on Billings (non-GAAP) (c)	93%	88%	91%	76%	79%	86%		89%		88%		86%

Total operating expenses (GAAP)	24,910	24,237	24,949	24,639	23,946	24,786	—	24,639	—	23,946	—	24,786

Operating profit (loss) on Billings (non-GAAP) (d)	$10,372	$(988)	$14,341	$(11,030)	$(8,447)	$7,955	$21,818	$10,788	$14,624	$6,177	$—	$7,955
% operating profit (loss) on Billings (non-GAAP)	27%	-4%	33%	-61%	-43%	21%		27%		18%		21%
Total interest & other income, net (GAAP)	2,585	1,792	1,505	1,358	1,124	1,542		1,358		1,124		1,542

Profit (loss) before tax on Billings (non-GAAP) (e)	$12,957	$804	$15,846	$(9,672)	$(7,323)	$9,497	$21,818	$12,146	$14,624	$7,301	$—	$9,497
% profit (loss) before tax on Billings (non-GAAP)	34%	3%	37%	-54%	-38%	25%		31%		21%		25%

Stock-based compensation included in operating expense	$1,085	$1,179	$1,278	$1,302	$1,371	$1,442	$—	$1,302	$—	$1,371	$—	$1,442
Acquisition costs included in operating expense	—	—	—	—	—	—	—	—	—	—	—	—

Profit (loss) before tax on Billings excluding stock-based compensation (non-GAAP) (e)	$14,042	$1,983	$17,124	$(8,370)	$(5,952)	$10,939		$13,448	$14,624	$8,672	$—	$10,939
% profit (loss) before tax on Billings excluding stock-based compensation (non-GAAP) (e)	37%	8%	40%	-47%	-30%	29%		34%		25%		29%

Note (1):	On January 14, 2009, Nortel filed for bankruptcy protection. As of December 28, 2008, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $21,818, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $21,763 from deferred revenue, and $21,818 from accounts receivable as of December 28, 2008. These amounts will be accounted for on a cash basis if and when collected.

Note (2):	On January 14, 2009, Nortel filed for bankruptcy protection. As of March 29, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $36,442, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $36,332 from deferred revenue, and $36,442 from accounts receivable as of March 29, 2009. These amounts will be accounted for on a cash basis if and when collected.

Note (3):	On January 14, 2009, Nortel filed for bankruptcy protection. As of June 28, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $36,442, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $36,332 from deferred revenues and $36,442 from accounts receivable as of June 28, 2009. These amounts will be accounted for on a cash basis if and when collected.

(a)	Days sales outstanding (DSO) equals the accounts receivable divided by Billings (non-GAAP) multiplied by 91 (days in the period).

(b)	Gross profit on Billings equals the excess of Billings over cost related to Billings.

(c)	Gross margin on Billings equals the excess of Billings over cost related to Billings divided by Billings.

(d)	Operating profit on Billings equals Billings less cost related to Billings, less total operating expenses.

(e)	Profit (loss) before tax on Billings equals Billings less cost related to Billings, less total operating expenses plus interest income, net, plus cumulative change in accounting principle.

Exhibit 4
Airvana, Inc.
Select Annual Financial Data — GAAP & non-GAAP Metrics
(Amounts in thousands)

	Fiscal Year Ended
								Pro Forma Nortel	Pro
								Adjustments	Forma
	2002	2003	2004	2005	2006	2007	2008	2008 (1)	2008 (1)
								(unaudited)	(unaudited)
GAAP Financial Metrics
Total revenue	$4,567	$6,978	$3,617	$2,347	$170,270	$305,786	$138,173	$55	$138,228
Cost of revenue	2,764	5,537	4,453	6,533	45,295	41,904	11,462		11,462

Gross (loss) profit	1,803	1,441	(836)	(4,186)	124,975	263,882	126,711	55	126,766
Operating expenses									—
Research & development	17,408	10,089	22,040	42,922	55,073	76,638	74,826		74,826
Sales & marketing	4,005	3,582	4,665	5,237	7,729	12,055	14,933		14,933
General & administrative	1,484	1,201	2,068	3,253	5,068	7,453	8,976		8,976
In-process R&D	—	—	—	—	—	2,340	—		—

Total operating expenses	22,897	14,872	28,773	51,412	67,870	98,486	98,735		98,735

Operating (loss) profit	$(21,094)	$(13,431)	$(29,609)	$(55,598)	$57,105	$165,396	$27,976	$55	$28,031

Net cash provided by (used in) operating activities	(18,600)	(1,687)	43,028	67,390	25,138	91,771	12,569	—	12,569
Cash, cash equivalents and investments	27,000	33,745	72,321	135,470	160,123	221,963	228,366	—	228,366
Deferred revenue — end of period	5,837	15,519	118,051	273,124	243,418	79,978	66,860	21,763	88,623
Deferred product cost — end of period	2,183	3,949	28,196	66,966	34,214	1,050	3,213	—	3,213

Reconciliation of GAAP and non-GAAP Metrics
Revenue (GAAP)	$4,567	$6,978	$3,617	$2,347	$170,270	$305,786	$138,173	$55	$138,228
Less: deferred revenue from acquisition	—	—	—	—	—	(171)	—	—	—
Deferred revenue at end of period	5,837	15,519	118,051	273,124	243,418	79,978	66,860	21,763	88,623
Less: deferred revenue at beginning of period	—	(5,837)	(15,519)	(118,051)	(273,124)	(243,418)	(79,978)	—	(79,978)

Product and service billings, “Billings” (non-GAAP)	10,404	16,660	106,149	157,420	140,564	142,175	125,055	21,818	146,873

Cost of revenue (GAAP)	2,764	5,537	4,453	6,533	45,295	41,904	11,462	—	11,462
Deferred product cost at end of period	2,183	3,949	28,196	66,966	34,214	1,050	3,213	—	3,213
Less: deferred product cost at beginning of period	—	(2,183)	(3,949)	(28,196)	(66,966)	(34,214)	(1,050)	—	(1,050)

Cost related to Billings (non-GAAP)	4,947	7,303	28,700	45,303	12,543	8,740	13,625	—	13,625

Gross profit on Billings (non-GAAP) (b)	5,457	9,357	77,449	112,117	128,021	133,435	111,430	21,818	133,248
Gross margin on Billings (non-GAAP) (c)	52%	56%	73%	71%	91%	94%	89%		91%

Operating expenses (GAAP):
Research & development	17,408	10,089	22,040	42,922	55,073	76,638	74,826	—	74,826
% research & development expense on billings	167%	61%	21%	27%	39%	54%	60%		51%
Sales & marketing	4,005	3,582	4,665	5,237	7,729	12,055	14,933	—	14,933
% sales & marketing expense on billings	38%	22%	4%	3%	5%	8%	12%		10%
General & administrative	1,484	1,201	2,068	3,253	5,068	7,453	8,976	—	8,976
% general & adminsitrative expense on billings	14%	7%	2%	2%	4%	5%	7%		6%
In-process R&D	—	—	—	—	—	2,340	—	—	—
% in-process R&D expense on billings	0%	0%	0%	0%	0%	2%	0%		0%

Total operating expenses (GAAP)	22,897	14,872	28,773	51,412	67,870	98,486	98,735	—	98,735

% total operating expenses (GAAP)	220%	89%	27%	33%	48%	69%	79%		67%
Operating profit (loss) on Billings (non-GAAP) (d)	$(17,440)	$(5,515)	$48,676	$60,705	$60,151	$34,949	$12,695	$21,818	$34,513
% operating profit (loss) on Billings (non-GAAP)	-168%	-33%	46%	39%	43%	25%	10%		23%

Total interest & other income, net (GAAP)	101	(93)	485	3,459	6,602	9,845	7,240	—	7,240
Cumulative effect of change in accounting principle(GAAP)	—	—	—	—	(330)	—	—		—

Profit (loss) before tax on Billings (non-GAAP) (e)	$(17,339)	$(5,608)	$49,161	$64,164	$66,423	$44,794	$19,935	$21,818	$41,753
% profit (loss) before tax on Billings (non-GAAP)	-167%	-34%	46%	41%	47%	32%	16%		28%

Stock-based compensation included in operating expense	$—	$—	$—	$—	$800	$2,996	$4,844	$—	$4,844
Acquisition costs included in operating expense	—	—	—	—	—	$2,340		—	$—

Note (1):	On January 14, 2009, Nortel filed for bankruptcy protection. As of December 28, 2008, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $21,818, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $21,763 from deferred revenue, and $21,818 from accounts receivable as of December 28, 2008. These amounts will be accounted for on a cash basis if and when collected.

(a)	Days sales outstanding (DSO) equals accounts receivable divided by Billings (non-GAAP) multiplied by 91 (days in the period).

(b)	Gross profit on Billings equals the excess of Billings over cost related to Billings.

(c)	Gross margin on Billings equals the excess of Billings over cost related to Billings divided by Billings.

(d)	Operating profit on Billings equals Billings less cost related to Billings, less total operating expenses.

(e)	Profit (loss) before tax on Billings equals Billings less cost related to Billings, less total operating expenses plus interest income, net, plus cumulative change in accounting principle.